Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Nanometrics Incorporated

Milpitas, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-33583, 333-40866, 333-91714, 333-101137, 333-108474, 333-136557, 333-149339 and 333-164088) and on Form S-3 (No. 333-163168) of Nanometrics Incorporated of our report dated March 26, 2010, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

San Francisco, California

March 26, 2010